EXHIBIT 10.37
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                                SIXTH AMENDMENT
                                      TO
         SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                         URBAN SHOPPING CENTERS, L.P.


             This Sixth Amendment (this "Amendment") to the Second Amended and Restated Agreement of Limited Partnership, dated as of October 14, 1993 (as amended through the date hereof, the "Partnership Agreement"), of Urban Shopping Centers, L.P., an Illinois limited partnership (the "Partnership"), is made as of the 1st day of October, 1999 by Urban Shopping Centers, Inc., a Maryland corporation, as general partner (the "General Partner"), with the consent of the Persons whose names are set forth on Exhibit A to the Partnership Agreement, as Limited Partners (the "Limited Partners"), and the undersigned Limited Partner that is being admitted to the Partnership on the date hereof.

             WHEREAS, the Partnership is an Illinois limited partnership existing under the Illinois Revised Uniform Limited Partnership Act (the "Act") pursuant to the Partnership Agreement;

             WHEREAS, the General Partner and the Limited Partners desire to amend the Partnership Agreement to create a class of Series D Cumulative Redeemable Preferred Units (the "Series D Preferred Units") and to set forth the rights, powers, duties and preferences of the Series D Preferred Units;

             NOW THEREFORE, pursuant to the authority contained in Section
14.1.3 of the Partnership Agreement, the General Partner and the Limited Partners hereby amend the Partnership Agreement as follows:

      SECTION 1. DEFINED TERMS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning assigned thereto in the Partnership Agreement.

      SECTION 2. AMENDMENTS. Effective as of the date hereof, the Partnership Agreement is hereby amended as follows:

             (a) Section 4.2 of the Partnership Agreement is amended by adding the following new subsection 4.2.10 at the end thereof:

             "4.2.10     Issuance of Series D Preferred Units.

             4.2.10.1 Designation and Number. A series of Partnership Units in the Partnership designated as the "9.45% Series D Cumulative Redeemable Preferred Units" (the "Series D Preferred Units") is hereby established. The number of Series D Preferred Units shall be 3,400,000. The Series D Preferred Units shall be Limited Partnership Interests and shall be a separate class thereof.

             4.2.10.2 Rank. The Series D Preferred Units shall, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank senior to all other classes or series of Partnership Interests now or hereafter authorized, issued or outstanding, other than any class or series of Partnership Interests now or hereafter authorized and issued and expressly designated in accordance with the Partnership Agreement as ranking on a parity with or senior to the Series D Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both. Prior to the sale of all or


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substantially all of the Old Orchard shopping mall, the Preferred Units shall rank (i) senior with respect to Available Cash which is derived from or attributable to the Old Orchard shopping mall and (ii) junior with respect to all other Available Cash, to the Series D Preferred Units and all other Parity Preferred Units with respect to distributions. Unless the Partnership shall have sold all or substantially all of the Old Orchard shopping mall prior to an Event of Dissolution, the Preferred Units shall rank (i) senior with respect to liquidation proceeds which are derived from or attributable to the liquidation of the Old Orchard shopping mall and
(ii) junior with respect to all other liquidation proceeds from the Partnership with respect to rights upon liquidation, winding-up or dissolution of the Partnership. The Series D Preferred Units rank on a parity, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units and, after the sale of all or substantially all of the Old Orchard shopping mall (if such sale occurs prior to an Event of Dissolution), the Preferred Units of the Partnership. As used in this subsection 4.2.10, the following terms are defined as follows:

             "Articles Supplementary" shall mean the Articles Supplementary for the Series D Cumulative Redeemable Preferred Stock of the General Partner.

             "Contribution Agreement" shall mean the Contribution Agreement between Partnership, General Partner, Belcrest Realty Corporation and Belair Real Estate Corporation, dated as of the date hereof.

             "Parity Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding that are expressly designated by the Partnership to rank on a parity with Series D Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or conversion rights or exchange rights shall be different from those of the Series D Preferred Units, and shall include, without limitation, the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units and, after a sale of all or substantially all of the Old Orchard shopping mall (if such sale occurs prior to an Event of Dissolution), the Preferred Units of the Partnership.

             "Priority Return" shall mean, with respect to the Series D Preferred Units, an amount equal to 9.45% per annum, determined on the basis of a 360 day year of twelve 30 day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable shall be computed based on the ratio of the actual number of days elapsed in such period to 90 days), cumulative to the extent not distributed for any given distribution period pursuant to
Section 5.1 of the Partnership Agreement, of the Stated Value of the Series D Preferred Units, commencing on the date of issuance of such Series D Preferred Units, and, with respect to the other Parity Preferred Units, the amount set forth in the respective amendment of the Partnership Agreement establishing the terms of such other Parity Preferred Units.

             "PTP" shall mean a "publicly traded partnership" within the meaning of Section 7704 of the Code.

             "Senior Preferred Units" shall be used to refer to any class or series of Partnership Interests of the Partnership hereafter authorized, issued or outstanding that are expressly designated by the Partnership to rank senior to Series D Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or conversion rights or exchange rights shall be different from those of the Series D Preferred Units.



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             "Stated Value" shall mean, with respect to the Series D
Preferred Units, an amount equal to the original Capital Contribution per Series D Preferred Unit of $25.00, and, with respect to the other Parity Preferred Units, the amounts set forth in the respective amendment of the Partnership Agreement establishing the terms of such other Parity Preferred Units.

      4.2.10.3     Distributions.

      (a) Payment of Distributions. Subject to the rights of holders of Senior Preferred Units and Parity Preferred Units, if any, holders of Series D Preferred Units shall be entitled to receive, when, as and if authorized and declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 9.45% of the Stated Value of the Series D Preferred Units. Distributions shall be cumulative, shall accrue from the original date of issuance and all distributions accrued to the scheduled date of payment shall be payable in cash (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on and including the dates specified in this sentence and not calendar year quarters) in arrears, on March 15, June 15, September 15 and December 15 of each year commencing on December 15, 1999 (with the first such payment to include the amount accrued from the period commencing October 1, 1999 and ending December 15, 1999) and, (ii) in the event of (A) an exchange of Series D Preferred Units into Series D Cumulative Redeemable Preferred Stock of the General Partner (the "Series D Preferred Stock"), or
(B) a redemption of Series D Preferred Units, on the exchange date or redemption date, as applicable (each a "Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months, and the amount of the distribution payable on the initial Preferred Unit Distribution Payment Date and for any period shorter than a full quarterly period for which distributions are computed shall be computed based on the ratio of the actual number of days elapsed in such quarterly period to 90 days. If any date on which distributions are to be made on the Series D Preferred Units is not a Business Day, then payment of the distribution to be made on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Units shall be made to the holders of record of the Series D Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall be not more than 60 days prior to the relevant Preferred Unit Distribution Payment Date (each, a "Preferred Unit Partnership Record Date").

      (b) Limitation on Distributions. No distribution on the Series D Preferred Units shall be declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership relating to its indebtedness (other than any agreement with a holder of Partnership Interests or an Affiliate thereof), prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law. Nothing in this Section 4.2.10.3(b) shall be deemed to modify or in any manner limit the provisions of Sections 4.2.10.3(c) or 4.2.10.3(d).



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      (c)    Distributions Cumulative.  Distributions on the Series D
Preferred Units shall accrue whether or not (i) the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions,
(ii) the Partnership has earnings, (iii) there are funds legally available for the payment of such distributions and (iv) such distributions are authorized and declared. Accrued but unpaid distributions on the Series D Preferred Units shall accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series D Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall be not more than 45 days prior to the payment date. Accumulated and unpaid distributions shall not bear interest.

      (d) Priority as to Distributions. (i) So long as any Series D Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests of the Partnership ranking junior to the Series D Preferred Units with respect to distributions, including, without limitation, the Class B Units (collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Units, any Parity Preferred Units with respect to distributions or any Junior Units (other than Junior Units for purposes of an employee incentive or benefit plan of the Partnership, the General Partner or any of their respective Subsidiaries), unless, in each case, all distributions accumulated and payable on all Series D Preferred Units and all classes and series of outstanding Parity Preferred Units with respect to distributions have been paid in full or declared and irrevocably deposited in trust for immediate payment. Without limiting
Section 4.2.10.6 hereof, the foregoing sentence shall not prohibit (A) distributions payable solely in Junior Units or in options, warrants or rights to subscribe or purchase Junior Units, (B) the conversion of Junior Units or Parity Preferred Units into Junior Units, or (C) the redemption of Partnership Interests pursuant to the Partnership Agreement to the extent required to preserve the General Partner's status as a real estate investment trust.

      (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon the Series D Preferred Units, all distributions authorized and declared on the Series D Preferred Units and all classes or series of outstanding Parity Preferred Units with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per Series D Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series D Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units does not have cumulative distribution rights) bear to each other.

      (e) No Further Rights. Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, units, other property or otherwise, in excess of the full cumulative distributions described herein.



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             4.2.10.4    Liquidation Preference.

      (a) Payment of Liquidating Distributions. Subject to the rights of holders of Senior Preferred Units and Parity Preferred Units with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, the holders of Series D Preferred Units shall be entitled to receive out of the assets of the Partnership legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Partnership, but before any payment or distributions of the assets shall be made to holders of units that rank junior to the Series D Preferred Units with respect to rights upon liquidation, dissolution or winding-up of the Partnership, an amount equal to the sum of (i) a liquidation preference equal to their positive Capital Account balances determined after taking into account all Capital Account adjustments for the Partnership taxable year in which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 4.2.10.4) and (ii) any accumulated and unpaid Priority Return thereon, whether or not authorized or declared, to the date of payment. If, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series D Preferred Units and any Parity Preferred Units with respect to rights upon liquidation, dissolution or winding-up of the Partnership, all payments of liquidating distributions on the Series D Preferred Units and such Parity Preferred Units shall be made so that the payments on the Series D
Preferred Units and such Parity Preferred Units shall in all cases bear to each other the same ratio that the respective rights of the Series D Preferred Units and such other Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Partnership bear to each other.

      (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

      (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

      (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner or the Partnership to, or the consolidation or merger or other business combination of the General Partner or the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) or a statutory share exchange of the General Partner shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

             4.2.10.5    Optional Redemption.

      (a) Right of Optional Redemption. Without limiting Section 4.2.10.8(a)(ii) or (iii), the Series D Preferred Units may not be redeemed prior to the fifth anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series D Preferred


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Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holders of Series D Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this Section 4.2.10.5 will be permitted if the Redemption Price does not equal or exceed the Stated Value per Series D Preferred Unit and all accrued and unpaid distributions thereon to the redemption date. If fewer than all of the outstanding Series D Preferred Units are to be redeemed, the Series D Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

      (b) Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series D Preferred Units unless all accumulated and unpaid distributions have been paid or declared and irrevocably deposited in trust for immediate payment on all Series D Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

      (c) Notice of Redemption. Notice of redemption will be mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series D Preferred Units to be redeemed at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (i) the redemption date, (ii) the Redemption Price, (iii) the aggregate number of Series D Preferred Units to be redeemed and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the total number of outstanding Series D Preferred Units held by such holder) of the aggregate number of Series D Preferred Units to be redeemed and
(iv) the place or places where certificates representing such Series D Preferred Units are to be surrendered for payment of the Redemption Price.

      (d) Procedures for Redemption. If the Partnership gives a notice of redemption in respect of Series D Preferred Units (which notice will be irrevocable) then the Partnership's obligation to make available the Redemption Price shall be deemed fulfilled if, on or before the redemption date, the Partnership pays each holder of Series D Preferred Units in cash directly or the Partnership deposits irrevocably in trust for the benefit of the Series D Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price with irrevocable instructions and authority to pay such Redemption Price to the holders of the Series D Preferred Units upon surrender of the Series D Preferred Units by such holders at the place designated in the notice of redemption. If the Series D Preferred Units are evidenced by a certificate and if fewer than all Series D Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series D Preferred Units, evidencing the unredeemed Series D Preferred Units without cost to the holder thereof. On and after the redemption date, (i) distributions shall cease to accumulate on the Series D Preferred Units or portions thereof called for redemption, (ii) such units shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Series D Preferred Units shall cease (except the right to receive the Redemption Price and any accumulated and unpaid distributions), unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business


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Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or not paid by the Partnership, distributions on such Series D Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price. No interest shall accrue for the benefit of the holders of the Series D Preferred Units to be redeemed on any cash set aside by the Partnership. Subject to applicable escheat laws, any cash deposited in trust by the Partnership that is unclaimed at the end of two years after the redemption date shall revert to the general funds of the Partnership, after which reversion the holders of the Series D Preferred Units so called for redemption shall look only to the general funds of the Partnership for the payment of such cash.

             4.2.10.6 Voting Rights. (a) General. Holders of the Series D Preferred Units shall not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as otherwise expressly set forth in the Partnership Agreement and except as set forth below.

      (b) Certain Voting Rights. So long as any Series D Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Units outstanding at the time (i) (A) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership
Interests ranking senior to the Series D Preferred Units with respect to distributions or rights upon liquidation, dissolution or winding-up, or (B) reclassify any Partnership Interests of the Partnership into any such senior Partnership Interests, or (C) create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such senior Partnership Interests, (ii) (A) authorize or create, or increase the authorized or issued amount of, any Parity
Preferred Units, or (B) reclassify any Partnership Interest into any such Parity Preferred Units or (C) create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such Parity Preferred Units, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement whether by merger, consolidation or otherwise, in either case in a manner that would materially and adversely affect the powers, rights, preferences, privileges or voting power of the Series D Preferred Units or the holders thereof; provided, however, that
(I) with respect to the occurrence of a merger, consolidation or sale or lease of all of the Partnership's assets as an entirety, so long as (a) the Partnership is the surviving entity and the Series D Preferred Units remain outstanding with the terms thereof unchanged, (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes for the Series D Preferred Units other preferred units having substantially the same terms and same rights as the Series D Preferred Units, including with respect to distributions, voting rights upon liquidation, dissolution or winding-up or (c) such merger or consolidation occurs after October 1, 2004, then the occurrence of such event shall not be deemed to materially and adversely affect the powers, rights, preferences, privileges or voting power of the Series D Preferred Units and no vote of the Series D Preferred Units shall be required in such case, but, in the case of any merger or consolidation described in clause (iii)(B)(I)(c) above, unless either subclause (a) or (b) of clause (iii)(B)(I) is satisfied with respect to such merger or consolidation, or such merger or consolidation is otherwise approved by a vote of the holders of at least two-thirds of the Series D Preferred Units outstanding, the Series D Preferred Units shall be exchangeable for authorized and previously unissued shares of Series D Preferred Stock at the Exchange Price (as defined below) and otherwise in


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accordance with the provisions of Section 4.2.10.8; and (II) any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking either
(y) junior to the Series D Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up, or (z) on a parity with the Series D Preferred Units with respect to distributions or rights upon liquidation, dissolution or winding-up to the extent such Parity Preferred Units are not issued to the General Partner or an Affiliate thereof (including, without limitation, JMB Realty Corporation and its Affiliates) (provided that the Partnership may issue Parity Preferred Units to (i) the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock permitted to be issued without the consent of holders of Series D Preferred Stock pursuant to the terms of the Articles Supplementary, or (ii) any other Affiliate of the Partnership provided the same are issued upon terms no less favorable to the Partnership than would be obtained in an arm's length transaction with an unaffiliated party as determined by the Board of Directors of the General Partner (including a majority of the independent directors) in good faith) shall not be deemed to materially and adversely affect such powers, rights, preferences, privileges or voting powers and no vote of the holders of Series D Preferred Units shall be required in such case. Notwithstanding the foregoing, no vote of the holders of the Series D Preferred Units shall be required pursuant to this Section 4.2.10.6, if, at or prior to the time such action is to take effect, the Partnership is entitled to and provides for the redemption of the Series D Preferred Units then outstanding at the Redemption Price set forth in Section 4.2.10.5 in accordance with the redemption procedures set forth therein.

             4.2.10.7    Transfer Restrictions.

      (a) The Series D Preferred Units shall be subject to the provisions of Article XI of the Partnership Agreement, provided, however, that (i) the General Partner shall not unreasonably withhold its consent to the admission of transferees of Series D Preferred Units as Substituted Limited Partners provided that if such transfer occurs prior to the fifth anniversary of the date hereof, each such transferee must comply with the following (A) such transferee shall not cause the total number of persons holding Series D Preferred Units (for the purposes of Treasury Regulation
Section 1.7704-1(h)) to exceed five and (B) such transferee shall be a "qualified purchaser" within the meaning of Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended; and (ii) the last sentence of
Section 11.4.1 shall not be applicable to transfers of Series D Preferred
Units.

             (b) Notwithstanding anything to the contrary herein or otherwise in the Partnership Agreement, no transfers of Series D Preferred Units shall be permitted unless the transferee shall (i) not be "closely held" within the meaning of Section 856(a)(6) of the Code as then in effect and (ii) covenant that for so long as such transferee shall hold Series D Preferred Units, such transferee shall (A) not become "closely held" within the meaning of Section 856(a)(6) of the Code as in effect at the time of transfer and (B) notify the General Partner in the event such transferee shall become "closely held" within the meaning of Section 856(a)(6) of the Code.

             4.2.10.8    Exchange Rights.

      (a) Right to Exchange. (i) Series D Preferred Units shall be exchangeable in whole or in part at any time on or after the tenth anniversary of the date hereof, at the option of the holders thereof, for authorized but previously unissued shares of Series D Preferred Stock at an exchange rate of one share of Series D Preferred Stock for one Series D Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series D Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders


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of Series D Preferred Units for Series D Preferred Stock if (A) at any time full distributions shall not have been timely made on the applicable Preferred Unit Distribution Payment Date on any Series D Preferred Unit with respect to 6 prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series D Preferred Units shall be considered timely made if made within two Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were made more than two Business Days after the applicable Preferred Unit Distribution Payment Date, or (B) upon receipt by a holder or holders of Series D Preferred Units of (I) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (II) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series D Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series D Preferred Units may be exchanged for Series D Preferred Stock, in whole or in part, at the option of any holder prior to the tenth anniversary of the issuance date and after the third anniversary thereof if such holder of a Series D Preferred Units shall deliver to the General Partner either (A) a private letter ruling addressed to such holder of Series D Preferred Units or (B) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series D Preferred Units at such earlier time would not cause the Series D Preferred Units to be considered "stock and securities" within the meaning of
Section 351(e) of the Code for purposes of determining whether the holder of such Series D Preferred Units is an "investment company" under
Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series D Preferred Units may be exchanged in whole but not in part by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series D Preferred Stock (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under Article Seventh of the Charter of the General Partner (taking into account exceptions thereto)) if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series D Preferred Units shall deliver to the Partnership and the General Partner Entity an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series D Preferred Units would fail to maintain qualification as a real estate investment trust.

      (ii) Notwithstanding anything to the contrary set forth in this Amendment, if an Exchange Notice (as defined below) has been delivered to the General Partner, then the General Partner may, at its sole option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series D Preferred Units for cash in an amount equal to the Stated Value per Series D Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series D Preferred Units for cash pursuant to this Section 4.2.10.8(a)(ii) by giving each holder of record of Series D Preferred Units notice of its election to redeem for cash, within five Business Days after receipt of the Exchange Notice, by registered mail, postage paid, at the address of each holder set forth in the records of the Partnership stating (A) the redemption date, which shall be no later than 60 days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series D Preferred Units are to be surrendered for payment of the redemption price, and
(D) the aggregate number of Series D Preferred Units to be redeemed, and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the total number of outstanding Series D Preferred Units held by such holder) of the aggregate number of Series D Preferred Units being redeemed.

      (iii) If an exchange of all or a portion of Series D Preferred Units pursuant to Section 4.2.10.8(a)(i) would violate the Ownership Limit (as defined in the Charter of the General Partner, as and to the extent that such Ownership Limit has heretofore been waived by the General Partner's Board of Directors), the General Partner shall give written notice thereof to each holder of record of Series D Preferred Units, within five Business Days following receipt of the Exchange Notice, by registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, provided such holder shall then be able to make the representation that it is not "closely held" within the meaning of
Section 856(a)(6) of the Internal Revenue Code of 1986, each holder of Series D Preferred Units shall be entitled to exchange, pursuant to the provision of Section 4.2.10.8(b) a number of Series D Preferred Units which would comply with such Ownership Limit (as the General Partner's Board of Directors may, at its sole discretion, waive such Ownership Limit with respect to such holder) and any Series D Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the Stated Value per Excess Unit, and all accrued and unpaid distributions thereon, to the date of redemption. The written notice of the General Partner shall state (A) the number of Excess Units held by such holder, (B) the redemption price, (C) the redemption date which date shall be no later than 60 days following the receipt of the Exchange Notice, and (D) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price. If an exchange would result in Excess Units, as a condition to such exchange, each holder of such Excess Units agrees to provide representations and covenants reasonably requested by the General Partner relating to (I) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of the Ownership Limit (taking into account any waiver thereof); (II) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates and (III) any other information required by the Charter.

      (iv) The redemption of Series D Preferred Units described in Section 4.2.10.8(a)(ii) and (iii) shall be subject to the provisions of Section 4.2.10.5(c); provided, however, that for purposes hereof the term "Redemption Price" in Section 4.2.10.5(c)(ii) shall be read to mean the Stated Value per Series D Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

      (b) Procedure for Exchange. (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by certified mail postage prepaid. Upon request of the General Partner, such holder delivering the Exchange Notice shall provide to the General Partner in writing such information as the General Partner may reasonably request to determine whether any portion of the exchange by the delivering holder will result in the violation of the restrictions of Article 7 of the Charter, including the Ownership Limit. The exchange of Series D Preferred

Units, or a specified portion thereof, may be effected after the fifth Business Day following receipt by the General Partner of the Exchange Notice and such requested information by delivering certificates, if any, representing such Series D Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series D Preferred Units to the office of the General Partner maintained for such purpose. Currently, such office is located at 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series D Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Exchange Price shall have been paid. Any shares of Series D Preferred Stock issued pursuant to this Section 4.2.10.8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

      (ii) In the event of an exchange of Series D Preferred Units for shares of Series D Preferred Stock, an amount equal to the accrued and unpaid distributions that are not paid pursuant to Section 4.2.10.3(a) hereof, whether or not declared, to the date of exchange on any Series D Preferred Units tendered for exchange shall (A) accrue and be payable by the General Partner from and after the date of exchange on the shares of the Series D Preferred Stock into which such Series D Preferred Units are exchanged, and (B) continue to accrue on such Series D Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series D Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series D Preferred Unit that was validly exchanged into Series D Preferred Stock pursuant to this Section (other than the General Partner now holding such Series D Preferred Unit), receive a distribution out of Available Cash of the Partnership, with respect to any Series D Preferred Units so exchanged.

      (iii) Fractional shares of Series D Preferred Stock shall not be issued upon exchange but, in lieu thereof, the General Partner shall pay a cash adjustment based upon the fair market value of the Series D Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

      (c) Adjustment of Exchange Price. (i) The Exchange Price is subject to adjustment upon certain events, including, (A) subdivisions, combinations and reclassification of the Series D Preferred Stock, and (B) distributions to all holders of Series D Preferred Stock of evidences of indebtedness of the General Partner or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series D Preferred Stock).

      (ii) In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General
Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series D Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series D Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series D Preferred Stock or fraction thereof into which one Series D Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

             4.2.10.9 No Conversion Rights. The holders of the Series D Preferred Units shall not have any rights to convert such units into any other class or series of Partnership Interests in the Partnership or into any other interest in the Partnership.

             4.2.10.10 No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series D Preferred Units."

             (b) Clause (iii) of Section 5.1 is amended to read in its entirety as follows:

             "(iii) thereafter, other than with respect to any class of Partnership Interest issued pursuant to Section 4.2.1 or 4.2.2 that are entitled to a preference over Partnership Units on the distribution of Available Cash, in accordance with their respective Percentage Interests on such Partnership Record Date."

             (c) Allocations. (i) Sections 6.1.1 and 6.1.2 are amended to read in their entirety as follows:

      "6.1.1       Net Income. After giving effect to the special
allocations set forth in Sections 6.2 and 6.4 below, Net Income shall be allocated (a) first, to the General Partner to the extent that, on a cumulative basis, Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.2 exceed Net Income previously allocated to the General Partner pursuant to this clause (a) of Section 6.1.1; (b) second, to each Parity Preferred Unit holder to the extent of, and in proportion to, the cumulative amount of Net Losses, if any, that have been previously allocated to such holder pursuant to Section 6.1.2 (d) and not previously offset pursuant to this Section 6.1.1(b); (c) third, to each Partner, other than Parity Preferred Unit holders, to the extent of, and in proportion to, the cumulative amount of Net Losses, if any, that have been previously allocated to such partner pursuant to Section 6.1.2(c) and not previously offset pursuant to this Section 6.1.1(c); (d) fourth, to the Parity Preferred Unit holders (and within and among such classes, in the order of preferences designated therein and pro rata among any such classes) until each such holder has been allocated a cumulative amount of Net Income pursuant to this Section 6.1.1(d) equal to the sum of (i) its applicable Priority Return for the period, and (ii) the aggregate amount of Priority Returns for prior periods net of amounts previously allocated to such holder pursuant to this Section 6.1.1(d) with respect to such prior periods; and (e) thereafter Net Income shall be allocated to the Partners (other than holders of Parity Preferred Units) in accordance with their respective Percentage Interests."

      "6.1.2       Net Losses. After giving effect to the special
allocations set forth in Sections 6.2 and 6.4 below, Net Losses shall be allocated (a) first, to the Partners in accordance with their respective Percentage Interests, to the extent that Net Income has been previously allocated to them pursuant to Section 6.1.1(e); (b) second, to the Parity Preferred Unit holders to the extent of, and proportion to, the cumulative amount of Net Income that has been allocated to each such Parity Preferred Unit holder pursuant to Section 6.1.1(d) (net of prior distributions to such holders) and not previously offset pursuant to this Section 6.1.2(b);
(c) third, to Partners, other than Parity Preferred Unit holders, in accordance with their respective Percentage Interests until the Capital Account balance of each such partner shall equal zero; and (d) thereafter, to the Parity Preferred Unit holders in proportion to the Capital Account balances of each such holder, provided that Net Losses shall not be allocated to any such holder pursuant to this Section 6.1.2 to the extent that such allocation would cause such holder to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.2 shall be allocated to the General Partner.

             To the extent permitted under Section 704 of the Code, solely for purposes of allocating Net Income or Net Losses in any taxable year (or a portion thereof) to the holders of Series D Preferred Units pursuant to Sections 6.1.1 and 6.1.2 hereof, items of Net Income or Net Losses, as the case may be, shall not include Depreciation with respect to properties that are "ceiling limited" in respect of holders of Series D Preferred Units. For purposes of the preceding sentence, Partnership property shall be considered "ceiling limited" in respect of a holder of Series D Preferred Units if Depreciation attributable to such Partnership property which would otherwise be allocable to such holder, without regard to this paragraph, exceeds depreciation determined for federal income tax purposes attributable to such Partnership property which would otherwise be allocable to such holder by more than 5%."

      (ii)   Sections 6.4.1 and 6.4.2 are amended as follows:

             (A) In each instance of allocation of Net Income with respect to the Old Orchard shopping mall in Section 6.4.1 to Partners other than the holders of Preferred Units, all such Net Income shall first be allocated in accordance with Section 6.1.1, and for purposes of applying
6.1.1 with respect to Net Income from the Old Orchard shopping mall, Parity Preferred Units shall not include Preferred Units.

             (B) In each instance of allocation of Losses with respect to the Old Orchard shopping mall in Section 6.4.2 to Partners other than the holders of the Preferred Units, all such Losses shall first be allocated in accordance with Section 6.1.2, and for purposes of applying 6.1.2 with respect to Losses from the Old Orchard shopping mall, Parity Preferred Units shall not include Preferred Units.

      (d) The Partnership Agreement is amended to provide that references in the Partnership Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Partnership Agreement as hereby amended.

             SECTION 3. CONTINUING EFFECTIVENESS. As herein amended, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

             SECTION 4. EXHIBIT A TO PARTNERSHIP AGREEMENT. In order to duly reflect the issuance of the Series D Preferred Units provided for herein, the Partnership Agreement is hereby further amended by deleting Exhibit A thereto and inserting Exhibit A attached hereto in lieu therefor.

             IN WITNESS WHEREOF, the undersigned, the General Partner of the Partnership, has executed this Amendment to the Partnership Agreement as of the date written above.


                                      URBAN SHOPPING CENTERS, INC.


                                      By:
                                            Name:
                                            Title:



             IN WITNESS WHEREOF, the undersigned, which are hereby being admitted as Limited Partners of the Partnership, agree to be bound by all of the terms and conditions of the Partnership Agreement as of the date written above.


                                      BELCREST REALTY CORPORATION


                                      By:
                                            Name:
                                            Title:


                                      BELAIR REAL ESTATE CORPORATION


                                      By:
                                            Name:
                                            Title: